Exhibit 10.15

(Summary English Translation)

Contract on the Construction of New Clean Rooms and Auxiliary Facilities for BCD (Shanghai) Micro-Electronics Ltd

By and among

BCD (Shanghai) Micro-Electronics Ltd. (“Employer” or “Party A”)

And

The Eleventh Design & Research Institute of IT Co., Ltd. (“General Contractor for Project Management” or “Party B”)

And

Nantong SiJian Construction Group Co., Ltd. (“Main Contractor for Project Construction” or “Party C”)

(The General Contractor for Project Management and the Main Contractor for Project Construction are collectively referred to as “Contractors”)

September 21, 2010

Time Limit for Project

Unless the time limit for the project is changed by Employer as provided in Contractors Agreement, the Project’s initiation date shall be September 10, 2010; the formal commencement date shall be subject to the written instruction of Employer; and the completion date shall be September 16, 2011.

Contract Price

In accordance with the Contractors Agreement, the total contract price shall be paid by Employer to General Contractor for Project Management (Party B). The total contract price is RMB 119,000,000 (inclusive of tax), of which an amount of RMB 6,000,000 (inclusive of tax) is for Party B and an amount of RMB 113,000,000 (inclusive of tax) is collected by Party B for Main Contractor for Project Construction (Party C). Unless the price is changed as provided in the Contractors Agreement, Employer and Contractors agree to fix the price based on the whole Contract Price Schedule.